Exhibit 10.15

                   MERGERS AND ACQUISITIONS ADVISORY AGREEMENT

     THIS MERGERS AND ACQUISTIONS ADVISORY AGREEMENT is made as of the 1st day of April 2005, by and between Ridgefield Acquisition Corp., a Colorado corporation, having an address at 100 Mill Plain Road, Danbury, Connecticut 06811 (hereinafter referred to as the "Company"), and Catalyst Financial LLC, a New York limited liability company, having an address at 100 Mill Plain Road, Danbury, Connecticut 06811 (hereinafter referred to as the "Consultant").

                                    RECITALS

     WHEREAS, the Company is a publicly traded company engaged in seeking out and identifying prospective target companies for mergers, acquisitions, business combinations, and similar transactions, and if investigation warrants, to negotiate and complete such a transaction with the target company; and

     WHEREAS, the Consultant is an investment banking firm and licensed broker dealer. The Company desires to engage the Consultant to identify prospective target companies for mergers, acquisitions, business combinations, or similar transactions, and to advise the Company in connection with the negotiations and financial structure of such transactions.

     NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

1. Term. The term of this Agreement shall be for three (3) years commencing on April 1, 2005 and terminating on March 31, 2008 (the "Term"). However, this Agreement may be terminated by either party on thirty (30) days written notice.

2. Mergers & Acquisitions Consulting Services. During the Term of the Agreement, the Consultant shall provide consulting services to the Company in connection with the Company's identifying and investigating prospective target companies for mergers, acquisitions, business combinations and similar transactions, and, if investigation warrants, advising the Company concerning the negotiation of terms and the financial structure of such transactions. The services to be provided by the Consultant include but are not limited to, (i) preparing a document concerning the Company which can be presented to prospective target companies, (ii) identifying and investigating companies which may be acquisition candidates for the Company, (iii) meeting with prospective target companies on behalf of the Company, (iv) analyzing and evaluating prospective target companies, and (v) advising the Company as to how to structure and finance transactions.

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3. Fee for Services.

     A. Monthly Fee. The Company shall pay a monthly fee in the amount of $1,000.00 to Consultant on the first day of each month commencing on April 1, 2005 and continuing through March 1, 2008.

     B. Performance Fee. In the event that the Company completes a merger, acquisition business combination or similar transaction (a "Transaction"), as a result of an introduction made by the Consultant, during the Term of this Agreement or within one (1) year from the termination, for any reason, of this Agreement, then the Company hereby agrees to pay the Consultant a fee (the "M&A Fee") equal to 5% of the gross consideration. The M&A Fee payable to the Consultant pursuant to this Agreement shall not exceed five hundred thousand dollars ($500,000).

     The M&A Fee set forth above shall be due and payable by the Company to the Consultant in cash on the closing date of the transaction.

     For purposes of this Agreement, "consideration" shall mean the value of the Transaction described herein and shall include the aggregate value of all cash, securities, and other property and consideration of every kind, including but not limited to assumption and forgiveness of indebtedness, the amount received under the terms of an "earn-out" provision, rights to receive periodic payments and all other rights that may be at any time either (i) transferred or contributed to the Company, its affiliates or shareholders in connection with an acquisition of equity or assets thereof, or (ii) transferred or contributed by the Company, its affiliates or shareholders in any transaction involving an investment in or acquisition of any third party, or acquisition of the equity or assets thereof, by the Company or any affiliate thereof, or (iii) transferred or contributed by the Company, its affiliates or shareholders and any other parties entering into any joint venture or similar joint enterprise or undertaking with the Company or any affiliate thereof. The aggregate value of all such cash, securities and other property shall be the aggregate fair market value thereof as determined jointly by the Consultant and the Company, or by an independent appraiser jointly selected by the Consultant and the Company. The cost of such independent appraiser shall be borne entirely by the Company.

4. Expenses. The Company shall reimburse the Consultant for its out-of-pocket expenses in connection with the services to be performed hereunder; provided however, that expenses are approved in writing by the Company.

5. Representations of the Company. The Company hereby represents and warrants that any and all information supplied hereunder to the Consultant in connection with any and all services to be performed hereunder by the Consultant for and on behalf of the Company shall be, to the best of the Company's knowledge, true, complete and correct as of the date of such dissemination and shall not fail to

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state a material fact necessary to make any of such information not misleading.
The Company hereby acknowledges that the ability of the Consultant to adequately provide services as described herein is dependent upon the prompt dissemination of accurate, correct and complete information to the Consultant. The Company further represents and warrants hereunder that this Agreement has been, or will be, duly and validly authorized by all requisite corporate action; that the Company has the full right, power and capacity to execute, deliver and perform its obligations hereunder; and that this Agreement, upon execution and delivery of the same by the Company, will represent the valid and binding obligation of the Company and shall be enforceable by the Consultant in accordance with its terms. The representations and warranties set forth herein shall survive the termination of this Agreement.

6. Indemnification.

     (a) the Company hereby agrees to indemnify, defend and hold harmless the Consultant, its officers, directors, principals, employees, partners, consultants, affiliates, and shareholders, and their successors and assigns from and against any and all claims, damages, losses, liability, deficiencies, actions, suits or proceedings (collectively the "Losses") arising out of or resulting from: (i) any breach of a representation, or warranty by the Company contained in this Agreement; or (ii) any activities or services performed hereunder by the Consultant, unless such Losses were the result of the intentional misconduct or gross negligence of the Consultant or were the result of any information supplied by the Consultant; or (iii) any and all costs and expenses (including reasonable attorneys' and paralegals' fees) related to the foregoing, and as more fully described below. The Consultant hereby agrees to indemnify, defend and hold harmless the Company, and its officers, directors and shareholders, and their successors and assigns from and against any and all Losses arising out of or resulting from (i) the intentional misconduct or gross negligence of the Consultant, unless such Losses were the result of any information supplied by the Company; or (ii) any and all costs and expenses (including reasonable attorneys' and paralegals' fees) related to the foregoing, and as more fully described below.

     (b) If the Consultant or the Company (in each case, the "Indemnified Party") receives written notice of the commencement of any legal action, suit or proceeding with respect to which the Company or the Consultant (in each case, the "Indemnifying Party") is or may be obligated to provide indemnification pursuant to this Section 6, the Indemnified party shall, within thirty (30) days of the receipt of such written notice, give the Indemnifying Party written notice thereof (a "Claim Notice"). Failure to give such Claim Notice within such thirty (30) day period shall not constitute a waiver by the Indemnified Party of its right to indemnity hereunder with respect to such action, suit or proceeding if the Indemnifying Party is not materially adversely affected by such delay. Upon receipt by the Indemnifying Party of a Claim Notice from the Indemnified Party with respect to any claim for indemnification which is based upon a claim made by a third party ("Third Party Claim"), the Indemnified Party may assume

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the defense of the Third Party Claim with counsel of its own choosing, as described below. The Indemnifying Party and the Indemnified party shall cooperate with each other in the defense of the Third Party Claim and shall furnish such records, information and testimony and attend all such conferences, discovery proceedings, hearings, trial and appeals as may be reasonably required in connection therewith. The Indemnified Party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of the Indemnifying Party unless the Indemnifying Party shall not have promptly employed counsel to assume the defense of the Third Party Claim, in which event such fees and expenses shall be borne solely by Indemnifying Party. The Indemnifying Party shall not satisfy or settle any Third Party Claim for which indemnification has been sought and is available hereunder, without the prior written consent of the Indemnified Party unless such claim can be settled entirely for cash and the Indemnified Party shall be given a full release from all parties in connection therewith. If the Indemnifying Party shall fail with reasonable promptness either to defend such Third Party Claim or to satisfy or settle the same, the Indemnified Party may defend, satisfy or settle the Third Party Claim at the expense of the Indemnifying Party and the Indemnifying Party shall pay to the Indemnified Party the amount of any such Loss within ten (10) days after written demand therefore. The indemnification provisions hereunder shall survive the termination of this Agreement.

7. Confidentiality. The Consultant agrees that all non-public information pertaining to the prior, current or contemplated business of the Company are valuable and confidential assets of the Company. Such information shall include, without limitation, information relating to customer lists, bidding procedures, intellectual property, patents, trademarks, trade secrets, financing techniques and sources and such financial statements of the Company as are not available to the public. The Consultant, its officers, directors, employees, agents and shareholders shall hold all such information in trust and confidence for the Company and shall not use or disclose any such information for other than the benefit of the Company's business and shall be liable for damages incurred by the Company as a result of the use or disclosure of such information by the Consultant, its officers, directors, employees, agents or shareholders for any purpose other than the benefit of the Company's business, either during the term of the attached Agreement or after the termination or expiration thereof, except
(i) where such information is publicly available or later becomes publicly available other than through a breach of this Agreement, or (ii) where such information is subsequently lawfully obtained by the Consultant from a third party or parties who are not under an obligation of confidentiality to the Company, or (iii) if such information is known to the Consultant prior to the execution of this Agreement, or (iv) as may be required by law. These confidentiality obligations shall service termination of this Agreement.

8. Independent Contractor. It is expressly understood and agreed that the Consultant shall, at all times, act as an independent contractor with respect to the Company and not as an employee or agent of the Company, and nothing contained in this Agreement shall be construed to create a joint venture,

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partnership, association or other affiliation, or like relationship, between the parties. It is specifically agreed that the relationship is and shall remain that of independent parties to a contractual relationship and that the Consultant shall have no right to bind the Company in any manner. In no event shall either party be liable for the debts or obligations of the other except as otherwise specifically provided in this Agreement.

9. Amendment. No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is evidence by a written instrument, executed by the party against which such modification, waiver, amendment, discharge or change is sought.

10. Notices. All notices, demands or other communications given hereunder shall be in writing and shall be deemed to have been duly given when delivered in person or transmitted by facsimile transmission or on the third calendar day after being mailed by the United States registered or certified mail, return receipt requested, postage prepaid, to the addresses herein above first mentioned or to such other address as any party hereto shall designate to the other for such purpose in the manner hereinafter set forth.

11. Severability. The invalidity, illegality or unenforceability of any provision or provisions of this Agreement will not affect any other provision of this Agreement, which will remain in full force and effect, not will the invalidity, illegality or unenforceability of a portion of any provision of this Agreement affect the balance of such provision. In the event that nay one or more of the provisions contained in this Agreement or any portion thereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.

12. Construction and Enforcement. This Agreement shall be construed in accordance with the laws of the State of New York, without application of the principles of conflicts of laws.

13. Binding Nature. The terms and provision of this Agreement shall be binding upon and inure to the benefit of the parties, and their respective successors and assigns.

14. Counterparts. This Agreement may be executed in any number of counterparts, including facsimile signatures, which shall be deemed as original signatures. All executed counterparts shall constitute one Agreement, notwithstanding that all signatories are not signatories to the original or the same counterpart.

15. Entire Agreement. This Agreement contains all of the understanding and agreements of the parties with respect to the subject matter discussed herein.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

RIDGEFIELD ACQUISITION CORP.                CONSULTANT



By:  /s/ Leonard Hagan                      By: /s/ Steven N. Bronson
     ---------------------------                ----------------------------
     Leonard Hagan, Director                    Steven N. Bronson, President
     Ridgefield Acquisition Corp.               Catalyst Financial LLC






















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